                                                                    EXHIBIT 4.8

                              RESTATED AND AMENDED
                           ARTICLES OF INCORPORATION
                                       OF
                           STERLING BANCSHARES, INC.

                 Sterling Bancshares, Inc. (the "Corporation"), pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act, hereby adopts these Restated and Amended Articles of Incorporation which accurately copy the Articles of Incorporation of the Corporation that are in effect to date, as previously amended and as further amended by such Restated and Amended Articles of Incorporation as hereinafter set forth. The original Articles of Incorporation of the Corporation were originally filed with the Secretary of State of the State of Texas on September 23, 1980.

                 These Restated and Amended Articles of Incorporation and the amendment made hereby have been duly adopted in accordance with the applicable provisions of Article 4.07 of the Texas Business Corporation Act, and the Restated and Amended Articles of Incorporation, and such amendment were adopted by the shareholders of the outstanding Shares of Common Stock of the Corporation at a shareholders meeting held on April 21, 1997.

                                  ARTICLE ONE

         The name of the Corporation is Sterling Bancshares, Inc.

                                  ARTICLE TWO

         Paragraph 1 of Article 4 of the Articles of Incorporation is hereby amended to read in its entirety as follows:

         The total number of shares of all classes of stock which the Corporation shall be authorized to issue is 31,000,000 shares, divided into the following: (i) 1,000,000 shares of Cumulative Preferred Stock, of the par value of $1.00 per share (Preferred Stock); and (ii) 30,000,000 shares of Common Stock, of the par value of $1.00 per share (Common Stock).
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                                 ARTICLE THREE

         The amendment made by the restated articles of incorporation has been effected in conformity with the provisions of the Texas Business Corporation Act and such restated articles of incorporation and the amendment made by the restated articles of incorporation was duly adopted by the shareholders of the corporation on the 21st day of April, 1997.

                                  ARTICLE FOUR

         The number of shares outstanding was 12,001,400 shares of Common Stock and 88,380 shares of Preferred Stock; the number of shares entitled to vote on the restated articles of incorporation as so amended was 12,001,400 shares of Common Stock; the number of shares voted for such restated articles as so amended was 9,320,696 of Common Stock; the number of shares voted against such restated articles as so amended was 47,148 of Common Stock; and the number of shares abstaining from voting on such restated articles as so amended was 46,401 of Common Stock.

                                  ARTICLE FIVE

         The articles of incorporation and all amendments and supplements thereto are hereby superseded by the following restated articles of incorporation which accurately copy the entire text thereof and the amendment set forth above:

                                   ARTICLE 1.

         The name of the corporation is Sterling Bancshares, Inc.

                                   ARTICLE 2.

         The period of duration of the corporation is perpetual.





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                                   ARTICLE 3.

         The purpose for which the Corporation is organized is to engage in any or all lawful acts, activities or businesses for which a corporation may be organized under the Texas Business Corporation Act.

                                   ARTICLE 4.

         The total number of shares of all classes of stock which the Corporation shall be authorized to issue is 31,000,000 shares, divided into the following: (i) 1,000,000 shares of Cumulative Preferred Stock, of the par value of $1.00 per share (Preferred Stock); and (ii) 30,000,000 shares of Common Stock, of the par value of $1.00 per share (Common Stock).

         A description of the respective classes of stock and a statement of the designations, preferences, limitations and relative rights of said respective classes of stock are as follows:

         4.1.    Preferred Stock.

                 Section 4.1.1. Issuance in Series. The Preferred Stock may be divided into and issued in one or more series. The Board of Directors is hereby vested with authority from time to time to establish and designate such series, and within the limitations prescribed by law or set forth herein, to fix and determine the relative rights and preferences of the shares of any series so established, but all shares of the Preferred Stock shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series: (a) the rate of dividend; (b) the price at and the terms and conditions on which shares may be redeemed, including, to the extent permitted by law, the manner in which shares are to be chosen for redemption if less than all the shares of a series are to be redeemed; (c) the amount payable upon shares in event of involuntary liquidation; (d) the amount payable upon shares in the event





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of voluntary liquidation; (e) sinking fund provisions for the redemption or purchase of shares; (f) the terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion; and (g) voting rights. The Board of Directors shall exercise such authority by the adoption of a resolution or resolutions as prescribed by law. The term "fixed for such series" and similar terms as used in this Article 4 shall mean stated and expressed in this Article 4 or in a resolution or resolutions adopted by the Board of Directors establishing and designating the series of Preferred Stock referred to herein.

                 Section 4.1.2. Dividends. The holders of the Preferred Stock of each such series shall be entitled to receive, when and as declared by the Board of Directors, out of any funds legally available therefor, cumulative preferential dividends in cash, at the rate per annum fixed for such series, and no more. Dividends on shares of the Preferred Stock of each series shall accrue from the date of the initial issue of shares of such series, or from such other date as may be fixed by the Board of Directors, shall be cumulative, and shall be payable quarterly on the last days of March, June, September and December in each year to shareholders of record on the fifteenth day of the calendar month in which such dividends are payable with the first dividend on the Preferred Stock of any series being payable on the respective dividend date which follows the first full calendar quarter after the initial issue of shares of such series. Each share of Preferred Stock shall rank on a parity with each other share of Preferred Stock, irrespective of series, with respect to preferential dividends at the respective rates fixed for such series, and no dividend shall be declared or paid or set apart for payment for the Preferred Stock of any series unless at the same time a dividend in like proportion to the accrued and unpaid dividends upon the Preferred Stock of each other series shall be declared or paid or set apart for payment, as the





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case may be, on Preferred Stock of each other series then outstanding.  Accrued and unpaid dividends on the Preferred Stock shall not bear interest.

                 Section 4.1.3. Dividend Restrictions on Junior Stock. So long as any shares of Preferred Stock are outstanding, the Corporation shall not pay or declare any cash dividends whatsoever on the Common Stock or any other class of stock ranking junior to the Preferred Stock unless (a) all dividends on the Preferred Stock of all series for all past quarterly dividend periods shall have been paid, or declared and a sum sufficient for the payment thereof set apart, and (b) there shall exist no default in respect of any sinking fund or purchase fund for the redemption or purchase of shares of Preferred Stock of any series or such default shall have been waived by the holders of at least a majority of the then issued and outstanding shares of Preferred Stock of such series by a vote at a meeting called for such purpose or by written waiver with or without a meeting.

                 Section 4.1.4. Redemption. The Corporation at the option of the Board of Directors may redeem the Preferred Stock of any series which by its terms is redeemable, at the time or times and on the terms and conditions fixed for such series, upon notice duly given as hereinafter provided, by paying therefor in cash the sum fixed for such series, together, in each case, with an amount equal to accrued and unpaid dividends thereon. The term "accrued and unpaid dividends" as used herein with respect to Preferred Stock of any series shall mean dividends on all outstanding shares of Preferred Stock of such series at the rate fixed for such series, from the date or dates from which such dividends accrued to the date as of which accrued and unpaid dividends are being determined, less the aggregate amount of all dividends theretofore declared and paid or set apart for payment upon such outstanding Preferred Stock.





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         At least 20 and not more than 50 days' previous notice of any such redemption of Preferred Stock shall be mailed, addressed to the holders of record of the shares to be redeemed at their respective addresses as the same shall appear on the books of the Corporation.

         In case of the redemption of only part of the Preferred Stock of any series at the time outstanding, at the option of the Board of Directors such redemption shall be made pro rata or the shares of such series to be redeemed shall be chosen by lot in such manner as may be prescribed by resolution of the Board of Directors or the shares of such series to be redeemed shall be chosen in such other manner as may have been fixed for such series.

         The Corporation may, on or prior to the date fixed for redemption of any shares of Preferred Stock, deposit with any bank or trust company in the State of Texas, or any bank or trust company in the United States duly appointed and acting as transfer agent for the Corporation, as a trust fund, a sum sufficient to redeem such shares called for redemption, with irrevocable instructions and authority to such bank or trust company to give or complete the notice of redemption thereof and to pay, on or after the date fixed for such redemption, to the respective holders of such shares, as evidenced by a list of holders of such shares certified by the Corporation by its president or vice president or by its secretary or an assistant secretary, the redemptive price upon the surrender of their respective share certificates. Thereafter, from and after the date fixed for redemption, such shares shall be deemed to be redeemed and dividends thereon shall cease to accrue after such date fixed for redemption. Such deposit shall be deemed to constitute full payment of such shares to their holders. Thereafter, such shares shall no longer be deemed to be outstanding, and the holders thereof shall cease to be shareholders with respect to such shares, and shall have no rights with respect thereto except the right to receive from the





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bank or trust company payment of the redemptive price of such shares without interest, upon the surrender of their respective certificates therefor, and any right to convert such shares which may exist. In case the holders of such shares shall not, within six (6) years after such deposit, claim the amount deposited for redemption thereof, such bank or trust company shall upon demand pay over to the Corporation the balance of such amount so deposited to be held in trust and such bank or trust company shall thereupon be relieved of all responsibility to the holders thereof.

         If as of the date fixed for redemption of the Preferred Stock called for redemption, the amount deposited for the redemption thereof exceeds the aggregate redemption price of all such shares being redeemed, any such excess shall be paid back to the Corporation.

         If and so long as there shall exist any default in the payment of dividends on any series of Preferred Stock or any default in respect of any sinking fund or purchase fund for the redemption or purchase of shares of Preferred Stock of any series, the Corporation shall not (other than by the use of unapplied funds, if any, paid into or set aside for a sinking fund or purchase fund prior to such default) (a) redeem any shares of the Preferred Stock unless all the then outstanding shares of Preferred Stock are redeemed, or (b) purchase, retire or otherwise acquire for a consideration any shares of the Preferred Stock except pro rata pursuant to offers of sale made by holders of the Preferred Stock in response to an invitation for tenders given simultaneously by the Corporation by mail to the holders of record of all shares of the Preferred Stock then outstanding.

                 Section 4.1.5. Liquidation or Dissolution. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, then, before any distribution or payment shall be made to the holders of the Common Stock or any other class of stock of the Corporation ranking junior to the Preferred Stock in respect of dividends or distribution of assets upon





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liquidation, the holders of the Preferred Stock of the respective series shall be entitled to be paid in full, in the event of a voluntary or involuntary liquidation, dissolution or winding up, the respective amounts fixed for such series, plus in each case a sum equal to accrued and unpaid dividends thereon to the date of payment thereof. After such payment shall have been made in full to the holders of the Preferred Stock, the remaining assets and funds of the Corporation shall be distributed among the holders of the stock of the Corporation ranking junior to the Preferred Stock in respect of dividends or distribution of assets upon liquidation according to their respective rights. In the event that the assets of the Corporation available for distribution to holders of Preferred Stock shall not be sufficient to make the payment herein required to be made in full, such assets shall be distributed to the holders of the respective shares of Preferred Stock pro rata in proportion to the amounts payable upon such share thereof. Neither the merger or consolidation of the Corporation into or with another corporation nor the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 4.1.5., but the sale, lease or conveyance of all or substantially all of its assets shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 4.1.5.

                 Section 4.1.6. Status of Shares Redeemed or Retired. Preferred Stock redeemed or otherwise retired by the Corporation shall, upon the filing of such statement as may be required by law, assume the status of authorized but unissued Preferred Stock and may thereafter be reissued in the same manner as other authorized but unissued Preferred Stock.

                 Section 4.1.7. Amendments. Subject to such requirements as may be prescribed by law or as may be expressly set forth in the foregoing provisions of this Section 4.1. or in any





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resolution establishing and designating a series of shares of Preferred Stock, any of the foregoing terms and provisions of this Section 4.1. may be altered, amended or repealed or the application thereof suspended or waived in any particular case and changes in any of the designations, preferences, limitations and relative rights of the Preferred Stock may be made with the affirmative vote, at a meeting called for the purpose, or the written consent with or without a meeting, of the holders of at least two-thirds of the then issued and outstanding shares of Preferred Stock; provided that neither the rate of dividend nor the amount payable upon the redemption or in the event of voluntary or involuntary liquidation on any share of Preferred Stock be reduced without the consent of the holders thereof.

         Section 4.2. Common Stock.

                 Section 4.2.1. Dividends. Subject to the prior and superior rights of the Preferred Stock, and on the conditions set forth in Section 4.1. of this Article 4 or in any resolution of the Board of Directors providing for the issuance of any series of Preferred Stock, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock from time to time out of any funds legally available therefor.

                 Section 4.2.2. Liquidation or Dissolution. After payment shall have been made in full to the holders of the Preferred Stock in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, the remaining assets and funds of the Corporation shall be distributed pro rata among the holders of the Common Stock according to their respective shares.





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         Section 4.3.     Provisions Applicable to All Classes of Stock.

                 Section 4.3.1. Pre-emptive Rights. No holder of shares of any class of the capital stock of the Corporation or any other person shall be entitled to any pre-emptive rights whatsoever.

                 Section 4.3.2. Voting Rights. Subject to the voting rights expressly conferred herein, by law and by the Board of Directors in establishing and fixing the relative rights and preferences of the shares of any series of Preferred Stock, the holders of the Common Stock shall exclusively possess full voting power for the election of directors and for all other purposes. Except as otherwise provided herein, by law, or by the Board of Directors in establishing and fixing the relative rights and preferences of the shares of any series of Preferred Stock, in any case where the holders of Preferred Stock possess voting rights, the Common Stock and Preferred Stock together shall vote as one class.

                 Section 4.3.3. Noncumulative Voting. Cumulative voting shall not be permitted.

                                   ARTICLE 5.

         The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of at least $1,000.00, consisting of money, labor done or property actually received.

                                   ARTICLE 6.

         Without necessity for action by its shareholders, the Corporation may purchase, directly or indirectly, its own shares to the extent of the aggregate of unrestricted capital surplus available therefor and unrestricted reduction surplus available therefor.





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                                   ARTICLE 7.

         No contract or other transaction between the Corporation and one or more of its directors, officers or securityholders or between the Corporation and another corporation, partnership, joint venture, trust or other enterprise of which one or more of the Corporation's directors, officers or securityholders are members, officers, securityholders, directors or employees or in which they are otherwise interested, directly or indirectly, shall be invalid solely because of such relationship, or solely because such director, officer or securityholder is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or other transaction, or solely because his or their votes are counted for such purpose, if: (a) the material facts as to his relationship or interest and as to the contract or other transaction are known or disclosed to the Board of Directors or committee thereof, and such board or committee in good faith authorizes the contract or other transaction by the affirmative votes of a majority of the disinterested directors even though the disinterested directors be less than a quorum; or (b) the material facts as to his relationship or interest and as to the contract or other transaction are known or disclosed to the shareholders entitled to vote thereon, and the contract or other transaction is specifically approved in good faith by vote of the shareholders; or (c) the contract or other transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the shareholders.

                                   ARTICLE 8.

         Section 8.1. The Corporation, by action of its Board of Directors, may indemnify any director or officer of the Corporation, and any person who may have served at the request of the Corporation as a director or officer of another corporation in which it owns shares or of which it is





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a creditor, against any costs and expenses, including counsel fees, actually and necessarily incurred (or reasonably expected to be incurred) in connection with the defense of any civil, criminal, administrative or other claim, action, suit or proceeding (whether by or in the right of the Corporation or otherwise) in which he may become involved or with which he may be threatened, by reason of his being or having been such a director or officer, and against any payments in settlement of any such claim, action, suit or proceeding or in satisfaction of any related judgment, fine or penalty, provided that the Board of Directors shall, in the exercise of its business judgment, determine that such indemnification is in the best interests of the Corporation.

         Section 8.2. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contenders or its equivalent, shall not, of itself, create any presumptions that the person to be indemnified did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and in respect of any criminal action or proceeding, did not reasonably believe that his conduct was lawful.

         Section 8.3. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case on receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation.

         Section 8.4. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which any director, officer or other person may be entitled under any other bylaw, agreement, vote of shareholders or disinterested directors, as a matter of law or otherwise both as to action in his official capacity and as to action in another capacity while holding such office and





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shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. No person shall be entitled to indemnification pursuant to this
Article 8 in relation to any matter as to which indemnification shall not be permitted by law.

                                   ARTICLE 9.

         In performing his duties, a director of the Corporation shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by: (a) one or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented, (b) counsel, public accountants or other persons as to matters which the director reasonably believes to be within such person's professional or expert competence, or (c) a committee of the Board of Directors upon which he does not serve, duly designated in accordance with a provision of the by-laws, as to matters within its designated authority, which committee the director deems to merit confidence, but he shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance to be unwarranted. A person who so performs his duties shall have no liability to the Corporation (whether asserted directly or derivatively) by reason of being or having been a director of the Corporation.

                                  ARTICLE 10.

         The address of the registered office of the Corporation is 15000 Northwest Freeway, Houston, Texas 77040, the name of the registered agent of the Corporation at such address is George Martinez.





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                                  ARTICLE 11.

         The Board of Directors consists of fifteen (15) members who shall serve as directors until their respective successors shall have been elected and qualified, and whose names and addresses are as follows:

                          Name                                                       Address
                          ----                                                       -------
                 C. P. Bryan, Jr.                                            15000 Northwest Freeway
                                                                             Houston, Texas  77040

                 John H. Buck                                                15000 Northwest Freeway
                                                                             Houston, Texas  77040

                 James M. Clepper                                            15000 Northwest Freeway
                                                                             Houston, Texas  77040

                 Walter P. Gibbs                                             15000 Northwest Freeway
                                                                             Houston, Texas  77040

                 Mark T. Giles                                               15000 Northwest Freeway
                                                                             Houston, Texas  77040

                 Bruce J. Harper                                             15000 Northwest Freeway
                                                                             Houston, Texas  77040

                 Glenn H. Johnson                                            15000 Northwest Freeway
                                                                             Houston, Texas  77040

                 James J. Kearney                                            15000 Northwest Freeway
                                                                             Houston, Texas  77040

                 C. Frank Kurtin                                             15000 Northwest Freeway
                                                                             Houston, Texas  77040

                 George Martinez                                             15000 Northwest Freeway
                                                                             Houston, Texas  77040

                 Russell I. Orr                                              15000 Northwest Freeway
                                                                             Houston, Texas  77040

                 Christian A. Rasch                                          15000 Northwest Freeway
                                                                             Houston, Texas  77040

                 Steven F. Retzloff                                          15000 Northwest Freeway
                                                                             Houston, Texas  77040

                 Raimundo Riojas                                             15000 Northwest Freeway
                                                                             Houston, Texas  77040





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
                 Cuba Wadlington, Jr.                                        15000 Northwest Freeway
                                                                             Houston, Texas  77040

                 IN WITNESS WHEREOF, the undersigned has executed these Restated and Amended Articles of Incorporation this 22nd day of May, 1997.

                                        Sterling Bancshares, Inc.



                                        By:  /s/ George Martinez
                                             ---------------------------
                                             George Martinez, Chairman





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